Exhibit 5.1

November 30, 2006

Theater Xtreme Entertainment Group, Inc.
250 Corporate Boulevard
Suites E & F
Newark, Delaware 19702

Re:	Theater Xtreme Entertainment Group, Inc. - Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Company”), and are rendering this opinion in connection with the filing by the Company on the date hereof of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto. We have also examined and relied upon such corporate records of the Company, and such other documents and instruments, and such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives and such other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

Based upon the foregoing and subject to the assumptions set forth herein, we are of the opinion that: (a) the outstanding shares of common stock being registered pursuant to the Registration Statement are legally and validly issued, fully paid and non-assessable; and (b) the shares of common stock registered pursuant to the Registration Statement which are issuable upon exercise of outstanding warrants are duly authorized and will be, when issued and paid for in accordance with their terms, legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP